FOR IMMEDIATE RELEASE

October 2, 2013

Contact:  Susan M. Jordan

                 732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, October 2, 2013………UMH Properties, Inc. (NYSE:UMH) announced that on October 1, 2013, it closed on the acquisition of Rolling Hills Estates, a 91-site manufactured home community situated on approximately 34 acres, located in Carlisle, Cumberland County, Pennsylvania, for a purchase price of $1,720,000.  With this purchase, UMH now owns sixty-nine manufactured home communities consisting of approximately 12,900 sites.

Samuel A. Landy, President, stated, "We are pleased to announce the acquisition of this family community.  This community is in close proximity to several of our other communities and will further enhance our substantial presence throughout the Marcellus and Utica shale region."

UMH, which was organized in 1968, is a public equity REIT that owns and operates sixty-nine manufactured home communities containing approximately 12,900 developed home sites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan. In addition, the Company owns a portfolio of REIT securities.

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